Exhibit 10.5

CASH FLOW PLEDGE AGREEMENT

This CASH FLOW PLEDGE AGREEMENT (this “Agreement”), dated as of November 22, 2022 (the “Effective Date”), is made by BROAD STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Pledgor”), in favor of CF FLYER PE INVESTOR LLC, a Delaware limited liability company (together with its successors and assigns, “Investor”).

RECITALS

A.
On the Effective Date, Investor is making a preferred equity investment in Broad Street Eagles JV, LLC (“Venture”) in the aggregate original principal amount of Eighty Million Dollars ($80,000,000) (the “Investment”) pursuant to that certain Amended and Restated Limited Liability Company Agreement of Broad Street Eagles JV, LLC dated as of the Effective Date, by and among Investor, Pledgor and the independent managers from time to time a party thereto (as the same may be amended from time to time, the “JV Agreement”);
B.
Pledgor owns the common equity interests in Venture and therefore is benefitting from the Investment made by Investor;
C.
Pledgor is the indirect owner of the beneficial interests in (i) BSV Spotswood Investors LLC, a Maryland limited liability company (“Spotswood Investors”), which as of the Effective Date indirectly owns an interest in the Spotswood Property, (ii) BSV Highlandtown Investors LLC, a Maryland limited liability company (“Highlandtown Investors”), which as of the Effective Date indirectly owns an interest in the Highlandtown Property, (iii) BSV Cromwell Parent, LLC, a Maryland limited liability company (“Cromwell Investors”), which as of the Effective Date indirectly owns an interest in the Cromwell Property, and (iv) Broad Street BIG First OP LLC, a Delaware limited liability company (“Basis Owner”), which owns, indirectly through wholly-owned subsidiaries, all of the Basis Properties (the Spotswood Property, the Highlandtown Property, the Cromwell Properties and the Basis Properties are each an “Excluded Property” and are collectively, the “Excluded Properties”); and
D.
Pledgor hereby agrees that, subject to the terms of this Agreement, in consideration of the making of the Investment and the entering into of the JV Agreement and as security therefor, Pledgor will pledge to Investor all Distributed Cash (as defined below).

AGREEMENTS

NOW, THEREFORE, for and in consideration of Ten Dollars ($10), in hand paid, and the recitals and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Recitals Incorporated; Definitions. The Recitals of this Agreement are incorporated into this Agreement as fully set forth in this Agreement. Capitalized terms used, but not defined herein have the meanings ascribed to them in the JV Agreement. The terms set forth below shall have the following meanings:

(a)
“Affiliate” means with respect to any Person, any other Person which controls, is controlled by, or is under common control with the Person in question. For the

KE 91970098.3

purposes of the foregoing definition, “controls” (and the correlative terms “controlled by” and “under common control with”) means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise, including, without limitation, the power to elect or appoint a majority of the directors of a corporation or the trustees of a trust. “Affiliate” shall also include, without limitation, relatives of any natural person.
(b)
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.
(c)
“Company” means, individually and collectively, Spotswood Investors, Highlandtown Investors, Cromwell Investors and Basis Owner.
(d)
“Company Assets” means, collectively, any direct or indirect asset of the Company.
(a)
“Company Subsidiaries” means each of the subsidiaries of each Company as they may exist from time to time.
(b)
“Distributed Cash” means, in the aggregate and without duplication, all distributions, revenues, fees and proceeds received by or distributed to or at the order of Pledgor as a result of, or earned, directly or indirectly, through Pledgor’s direct and/or indirect ownership, management, development, operation, leasing, sale, transfer or any other partial or total disposition of any kind of all or any part of the Company, the Company Subsidiaries and/or any Company Assets (including, without limitation, any distributions in connection with a refinance of any indebtedness encumbering any Company Asset), and for the avoidance of doubt, after taking into account amounts payable by Company Subsidiaries under any Excluded Property Mortgage Loan Documents.
(c)
“Investment Documents” means, collectively, the Investment Agreement, the Governance Agreement, the Registration Rights Agreement and certain other agreements more particularly described in the JV Agreement, as each of the same may be amended, replaced, supplemented or otherwise modified from time to time.
(d)
“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).
(e)
“Subsidiary” means any corporation, partnership, limited liability company or other entity in which a Person holds (directly or indirectly) an equity interest.

SECTION 2. Distribution. Pledgor covenants that it will, or will cause each Company to, within five (5) Business Days following receipt of Distributed Cash by, as applicable, Pledgor, any Company, or any Company Subsidiary, pay to Venture all of the Distributed Cash for deposit in to the Company Holding Account, to be distributed pursuant to the terms of the JV Agreement as Net Cash Flow or Net Capital Proceeds (as applicable, depending on the nature of the Distributed Cash).

SECTION 3. Pledge. Pledgor hereby pledges, grants, assigns and transfers to Investor as collateral security for the prompt and complete payment of the Redemption Amount, a security interest in all of its right, title and interest to and under, in each case, whether now owned or existing, or hereafter acquired or arising, the Distributed Cash.

SECTION 4. Covenants. Until the earlier of such time as (1) on an individual basis with respect to each Company, and solely as to each such Company, Pledgor has contributed and assigned its interests in the applicable Company to the Venture, or (2) the Redemption Amount has been indefeasibly paid in full and the Preferred Membership Interest has been redeemed, Pledgor covenants as follows:

(a)
Pledgor shall not direct or permit the Company to make distributions that are payable to Pledgor or an entity in which Pledgor owns any interest under the Company’s organizational documents, to any other Person other than in accordance with this Agreement, the JV Agreement, and all other Investment Documents;
(f)
Pledgor shall not transfer, pledge, mortgage or encumber any of its direct and/or indirect interest in the Company, the Company Subsidiaries or any Company Assets, nor shall the Company or any Subsidiary of the Company transfer, pledge, mortgage or encumber any Company Assets, without Investor’s prior written consent, in each case except in accordance with the Excluded Properties Covenants contained in Section 4.11 of the JV Agreement;
(g)
Pledgor shall not direct or permit the Company to permit or cause any Company Subsidiaries to amend, modify or extend any of the Excluded Property Mortgage Loan Documents (as hereinafter defined), without Investor’s prior written consent;
(h)
Pledgor shall cause the Company Subsidiaries to (i) simultaneously deliver to Investor copies of all reports delivered by the Company Subsidiaries to any lender pursuant to the Excluded Property Mortgage Loan Documents, (ii) within thirty (30) days of the end of each calendar month, deliver to Investor a monthly statement of cashflow, detailing gross income, all expenses paid and remaining Distributed Cash, reconciled to the budget for the Excluded Property, and (iii) promptly deliver to Investor, copies of any notices received or delivered under the Excluded Property Mortgage Loan Documents or any other material agreement affecting the Excluded Property; and
(e)
Investor shall have the ability to review all organizational documents, purchase and sale agreements, title and survey, site plans, business plans and other customary due diligence information with respect to the Company Assets.

SECTION 5. Warranties and Representations. Pledgor represents and warrants as follows:

(a)
Pledgor has the power and authority to execute and deliver this Agreement, and to perform all obligations under this Agreement;
(b)
the execution and delivery of this Agreement and the performance of the obligations hereunder will not conflict with any provision of any law or regulation to which Pledgor is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement to which Pledgor is a party or is bound, or conflict with any applicable order, judgment or decree to which Pledgor is bound;
(c)
No consent, approval or authorization is required under (i) any operating agreement or other organizational document of Pledgor, the Company or any Company Subsidiary or (ii) any loan document to which any Company Subsidiary is a party in connection with the Spotswood Property, the Highlandtown Property, the Cromwell Property or the Basis Properties (individually or collectively, as the context requires, the “Excluded Property Mortgage Loan Documents”), for the execution, delivery and performance by Pledgor of, or compliance by Pledgor with, this Agreement or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Pledgor;
(i)
Pledgor has not entered into any agreement that would prevent it from performing its obligations under this Agreement; and
(j)
the organizational chart attached hereto as Exhibit A is true, complete and correct, and depicts all direct and indirect legal and beneficial equity and other ownership interests of each Company as of the Effective Date.

SECTION 6. Miscellaneous.

(i)
Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Investor:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Moson
Email: dmoson@fortress.com

and to:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: General Counsel, Credit
Email: GC.credit@fortress.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Daniel Perlman, P.C. and Rachel Brown, P.C.
Email: daniel.perlman@kirkland.com; rachel.brown@kirkland.com and to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: David Perechocky
Email: david.perechocky@kirkland.com

If to Pledgor:

c/o Broad Street Realty, Inc.

7250 Woodmont Avenue

Suite 350

Bethesda, Maryland 20814

Attention: Michael Z. Jacoby and Alexander Topchy

Email: mjacoby@broadstreetrealty.com;

atopchy@broadstreetrealty.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, D.C. 20037

Attention: David Slotkin and Andrew P. Campbell

Email: dslotkin@mofo.com;

(ii)
Intentionally Omitted.
(iii)
Severability. In the event any one or more of the provisions contained in this Agreement or their application to any Person or circumstance shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
(iv)
Successors and Assigns. This Agreement is binding upon and inures to the benefit of Pledgor and Investor and his/its (as applicable) respective heirs, successors and assigns. Pledgor shall not voluntarily, or by operation of law, assign or transfer any interest which it may have hereunder without the prior written approval of Investor.
(v)
Solvency. Pledgor is neither insolvent nor bankrupt and there has been no (i) assignment made for the benefit of the creditors, (ii) appointment of a receiver, or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against Pledgor.
(vi)
Further Assurances. Pledgor shall do, execute, acknowledge and deliver, at no cost to Investor, all and every such further acts, assignments, notices and instruments as Investor may reasonably require from time to time in order to better assure, convey, secure, assign, transfer and confirm unto Investor the rights now or hereafter intended to be granted to Investor under this Agreement, any other instrument executed in connection with this Agreement or any other, provided that such acts, assignments, notices and instruments shall not increase Pledgor’s obligations or liabilities, or decrease Pledgor’s rights hereunder, except to a de minimis extent.
(vii)
Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Pledgor acknowledges that delivery of a copy of this Agreement signed by Pledgor via fax or as a PDF attachment to an email is intended to create a binding and enforceable Agreement the same as if an original signed counterpart of this Agreement were delivered manually.
(viii)
Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the payment of Distributed Cash. No amendment, modification or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto.

(ix)
Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.
(x)
WAIVER OF JURY TRIAL. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS AGREEMENT, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION 6(x).
(xi)
Execution. The parties hereto have executed this Agreement as of the day and year first above written.
(xii)
Termination. This Agreement shall remain in full force and effect until the Redemption Amount has been indefeasibly paid in full and the Preferred Membership Interest has been redeemed, at which point this Agreement shall terminate and be of no further force or effect.

PLEDGOR:

BROAD STREET OPERATING
PARTNERSHIP, LP,

By:	Broad Street OP GP, LLC, its General Partner

By:	/s/ Michael Z. Jacoby
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer